UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 18, 2007, Cummins Inc. (the "Company") announced the retirement of Rick Mills, President of the Components segment, effective March 31, 2008. Rich Freeland, President of the Distribution segment, will assume Mills' role as leader of the Components segment effective February 1, 2008. Pamela Carter, current President of Cummins Filtration, a business within the Components segment, will become President of the Distribution segment effective February 1, 2008. The press release is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated December 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

December 18, 2007

Cummins Components Group President Rick Mills announces retirement effective March 31, 2008
-- Distribution Business President Rich Freeland to succeed Mills; Cummins Filtration President Pamela Carter to lead Distribution Business --

COLUMBUS, IN -- Rick Mills, President of the Components Group, will retire effective at the end of March 2008 after more than 36 years with Cummins Inc. (NYSE: CMI), the Company announced today.

Rich Freeland, President of the Distribution Business, will assume Mills' role as leader of the Components Group, while Pamela Carter, President of Cummins Filtration, a business within the Components Group, will become head of the Distribution Business. Carter's successor will be named in the near future.

"Rick has been a mainstay of the Cummins organization for more than three decades," said Tim Solso, Cummins Chairman and CEO.  "We have counted on him for much, and have particularly valued his contributions in the area of leadership. It's tough to say good-bye to someone like Rick, who has been such an important member of our management team."

Mills, 60, served in a variety of financial roles before being named Vice President and General Manager of Atlas Inc., a former Cummins business that manufactured crankshafts, in 1988. He became President of Atlas in 1990 and was in that role for three years. He served as Vice President of the Pacific Rim and Latin America operations for Cummins Filtration (formerly Fleetguard Inc.) before being named Corporate Controller in 1996.

Mills was appointed head of the Filtration Business from 2000 to 2005, when he was tapped to lead the Components Group, which includes Cummins filtration, turbocharger, emission solutions and fuel systems businesses.

Freeland, 50, joined Cummins in 1979 and served in a number of plant and parts distribution functions before being named manager of the Columbus Engine Plant in 1996 - a role he held for three years. He was named an officer in 1999, serving as Vice President, Heavy Duty Operations and Fuel Systems. He became Vice President and General Manager of Cummins Distribution and parts business in 2004, and assumed the role of President of the Distribution Business in 2005.

"Rich has brought exceptional business and leadership skills to Cummins, and we are pleased he will be taking on this new and very important responsibility for us," said Cummins President Joe Loughrey.

Freeland will assume his new role effective Feb. 1.

Carter, 58, had a distinguished legal and political career, including a term as Attorney General for the State of Indiana, before joining Cummins in 1997. She was General Counsel from 1997 to 2000 and has held leadership roles in the Cummins Filtration business for the last seven years. She was named President of Cummins Filtration in 2005.

"We're very excited to have someone as experienced and talented as Pamela step into the Distribution leadership role," Loughrey said. "Along with the Components Group, Distribution is a critical part of our strategy going forward, and we are counting on Pamela and Rich to make these two businesses even more successful in the future."

Carter will assume her new role effective Feb. 1.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.